Exhibit 23.(a)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in Registration Statement Nos. 333-115006 and 333-132895 on Form SB-2 and Registration Statement Nos. 33-6300, 33-19372, 33-38928, 33-38925, 33-86726, 333-14607, 333-29949, 333-85988, 333-99233, and 333-143557 on Form S-8 of our report dated March 30, 2009, pertaining to the consolidated financial statements of Microfluidics International Corporation (formerly MFIC Corporation) which appears in the Annual Report on Form 10-K for the year ended December 31, 2008.

/s/ UHY LLP

Boston, Massachusetts

March 30, 2008